UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2018

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2018, MEDNAX, Inc., a Florida corporation (the “Company”), entered into an uncollared accelerated share repurchase (“ASR”) agreement with Bank of America, N.A. (“Bank of America”), to repurchase $250 million of the Company’s common stock.

Under the terms of the ASR agreement, the Company made a $250 million payment to Bank of America and received an aggregate delivery of 4.2 million shares of the Company’s common stock on September 4, 2018. The final number of shares to be repurchased will be based on the volume-weighted average share price of the Company’s common stock during the term of the ASR agreement, minus a discount and subject to adjustments pursuant to the terms and conditions of the ASR agreement. At settlement, under certain circumstances, Bank of America may be required to deliver additional shares of common stock to the Company or the Company may be required to deliver shares of its common stock or to make a cash payment, at its election, to Bank of America. The final settlement of the transaction under the ASR agreement is expected to occur within six months. The Company is funding the ASR with borrowings under its existing $2.0 billion unsecured revolving credit facility.

The ASR agreement contains customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transaction may be terminated prior to its scheduled maturity and various acknowledgements, representations and warranties made by the Company and Bank of America.

The ASR is being executed as part of an authorization by the Company’s Board of Directors to repurchase up to $500 million of the Company’s common stock, announced on August 2, 2018. The $500 million authorization is incremental to the Company’s existing authorization to repurchase its common stock up to an amount sufficient to offset the dilutive impact from the issuance of shares under the Company’s equity programs. The Company will continue to contemplate various methods to effect future share repurchases, including, among others, open market purchases and additional accelerated share repurchase programs.

From time to time, Bank of America and/or its affiliates have directly and indirectly engaged, and may engage in the future, in transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursement.

Item 7.01	Regulation FD Disclosure.

On September 4, 2018, the Company issued a press release announcing its entry into the ASR agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated in this Current Report by reference. The information contained in this Item 7.01, including exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1—Press Release of MEDNAX, Inc. dated September 4, 2018.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of MEDNAX, Inc. dated September 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: September 4, 2018	By:	/s/ Vivian Lopez-Blanco
Vivian Lopez-Blanco Chief Financial Officer